Exhibit 10.16.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SIXTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of April 27, 2017

Between

QUICKEN LOANS INC., as Seller,

and

JPMORGAN CHASE BANK, N.A., as a Buyer and as Administrative Agent for the Buyers,

and

the other Buyers from time to time party hereto

1.             This Amendment.

The Parties agree hereby to amend (for the sixth time) the Master Repurchase Agreement dated May 2, 2013 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated May 1, 2014, the Second Amendment to Master Repurchase Agreement dated December 19, 2014, the Third Amendment to Master Repurchase Agreement dated April 30, 2015, the Fourth Amendment to Master Repurchase Agreement dated April 28, 2016 and the Fifth Amendment to Master Repurchase Agreement dated November 18, 2016 (the “Amended MRA”) and as amended hereby and as it may be supplemented, further amended or restated from time to time, the “MRA”) to (i) extend the latest Termination Date to April 26, 2018, (ii) change the definitions of “Cash Equivalents”, “Change in Control” and “Maximum Current Advance Capacity”, (iii) change the other Debt default threshold, (iv) correct and revise the provisions limiting distributions and (v) change the cross-default provision regarding Debt of Rock Holdings and its Subsidiaries and Affiliates to Buyer or its Affiliates to relate only to Debt of Rock Holdings itself, and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment (this “Amendment”) have the same meanings here as there. The Sections of this Amendment are numbered to correspond with the numbers of the Sections of the Original MRA amended hereby and are therefore nonsequential.

2.             Definitions; Interpretation

A. The following definitions in Section 2(a) (Definitions) of the Amended MRA are hereby amended to respectively read as follows:

“Cash Equivalents” means any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States Government or issued by any agency thereof, in each case maturing within

[***] or less after the date of the applicable financial statement reporting such amounts, (b) certificates of deposit, time deposits or Eurodollar time deposits having maturities of [***] or less after the date of the applicable financial statement reporting such amounts, or overnight bank deposits, issued by any well-capitalized commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than [***], (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than [***] with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within [***] after the day of acquisition, (e) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of [***] or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds, (h) [***] of the market value as of the date of determination of such marketable securities that are then held in Seller’s investment securities accounts, less any margin or other Debt secured by any of such accounts, (i) the Cash Deposit, or (j) the Maximum Current Advance Capacity.

“Change in Control” means any event after the occurrence of which either (i) Rock Holdings no longer beneficially owns, directly or indirectly, fifty- one percent (51%) or more of the outstanding voting stock (or equivalent equity interests) of Seller, or (ii) the group consisting of Dan Gilbert and Family Affiliates no longer owns, directly or indirectly, through Rock Holdings or otherwise, fifty percent (50%) or more of the outstanding voting stock (or equivalent equity interests) of Seller.

“Maximum Current Advance Capacity” means, as of any date of determination:

(A)          an amount equal to the excess of the committed amount over the advanced and unpaid principal amount outstanding under Seller’s unsecured credit facility under the Credit Agreement dated December 30, 2013 between Fifth Third Bank and Seller, as amended; and

(B)          in respect of each secured mortgage warehouse or similar financing facility, including this Agreement and also including any of Seller’s other repurchase, credit or similar agreements for warehouse or similar financing of

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Seller’s mortgage loans or mortgage-backed securities that has been amended to provide, or in which the parties have otherwise agreed, that over/under accounts, buydown accounts or other similar accounts or deposits of Seller’s funds held by the buyer or lender under such agreement are no longer permitted, an amount equal to the excess of:

(x) the lesser of (i) the credit, funding or aggregate outstanding purchase price limit of such facility, including both committed and uncommitted amounts under such facility, and (ii) the aggregate borrowing base, asset value or other method of determining the maximum loan or purchase value of the assets sold, pledged or assigned to the buyer or lender under such facilities agreement (with such value being determined in accordance with the methodology set forth in such agreement for determining the purchase or loan value of such assets under any margin test or borrowing base valuation method specified therein, including application of any applicable haircuts);

over (y) as applicable, the aggregate purchase price or the advanced and unpaid principal amount of all outstanding transactions or advances under such agreement.

“Termination Date” means the earliest of:

(i)           the Business Day, if any, that Seller designates as the Termination Date by written notice given to Administrative Agent at least thirty (30) days before such date;

(ii)          the Business Day that Administrative Agent designates as the Termination Date by written notice given to Seller after the date (if any) of Dan Gilbert’s death or disability, which notice Administrative Agent shall have the right to give only if Administrative Agent has not sooner approved in writing the new voting control (if any) of Rock Holdings and Seller’s new senior management team, which voting control or executive management team (or both) shall have been established as a direct or indirect result or consequence of, or in response to, Dan Gilbert’s death or disability and which Termination Date must be at least one hundred eighty (180) days after the date of his death or disability and at least ten (10) Business Days after the date of such written notice by Administrative Agent;

(iii)         the date of declaration of the Termination Date pursuant to clause (vi) of Section 12(c); and

(iv)        April 26, 2018.

B.            The following additional definitions are added to Section 2(a) of the Amended MRA, in alphabetical order:

“Family Affiliates” means (i) Family Members, (ii) Family Trusts, (iii) Family Entities and (iv) Family Charities.

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“Family Charity” means an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, (i) that is controlled by Family Members or (ii) that has received substantially all its support from Family Members, Family Trusts and/or Family Entities.

“Family Entity” means (i) a partnership, limited liability company, corporation or association in which the sole beneficial owners are, directly or indirectly, Family Members, Family Trusts and/or other Family Entities.

“Family Member” means (i) any individual who is a descendant (including by adoption) of the parents of Dan Gilbert or the parents of Dan Gilbert’s spouse, (ii) any individual who is a current or former spouse of any such descendant and (iii) the estate of any such descendant or spouse.

“Family Trust” means an inter vivos or testamentary trust of which the primary beneficiaries are Family Members, Family Entities and/or Family Charities.

“Sixth Amendment to MRA” means the Sixth Amendment to Master Repurchase Agreement dated April 27, 2017 among the Parties, amending this Agreement for the sixth time.

11.          Seller’s Covenants.

A.                                    Subsection 11(i)(vi) is amended in its entirety to read as follows:

(vi)          weekly (and more frequently if reasonably requested by Administrative Agent), a hedging report in substantially the form of Schedule HR attached to the Sixth Amendment to MRA;

B.                                    Section 11(j) is amended in its entirety to read as follows:

(j)                                    Limits on Distributions.

(i) If any Default or Event of Default described in (x) [***] or [***], or both, in an aggregate amount of [***] or more, or (y) [***], shall have occurred and be continuing, Seller shall not declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Administrative Agent, which Administrative Agent may grant or withhold in its sole discretion.

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(ii) If any Default or Event of Default other than those specifically referred to in [***] shall have occurred and be continuing, Seller shall not declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution other than Tax Dividends on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Administrative Agent, which Administrative Agent may grant or withhold in its sole discretion.

12.          Events of Default; Remedies

A.          Subsection 12(a)(xxii) is amended by substituting [***] for “[***]” where it appears in such subsection.

B.          Subsection 12(a)(xxiii) is amended to read as follows:

(xxiii) Other Debt to Chase or Certain Subsidiaries of JPMorgan  Chase & Co. There is a default beyond the expiration of any applicable grace or cure period under any agreement for Debt other than a Transaction Document with more than [***] in aggregate principal amount outstanding that Seller has entered into with Chase or any of the Subsidiaries of JPMorgan Chase & Co. listed in Exhibit 21 of its Form 10-K most recently filed with the SEC and, if such default is neither a payment default, an Act of Insolvency nor another default for which such other agreement does not provide or expressly allow for a cure (a “No-cure Default”), it has not been cured by such defaulting party or waived by such counterparty and [***] have elapsed since its occurrence (no cure or waiver period shall be applicable in respect of any such payment default, Act of Insolvency or No-cure Default). For clarity, an “agreement for Debt” under this Subsection 12(a)(xxiii) shall not include any agreement with Chase or any of its Affiliates or Subsidiaries that relates to treasury management, brokerage or trading-related services.

Exhibits and Schedules

Exhibit J, Schedule II, Schedule IV and Schedule V hereto respectively supersede and replace Exhibit J, Schedule II, Schedule IV and Schedule V to the Amended MRA, effective as of April 27, 2017.

(The remainder of this page is intentionally blank; counterpart signature pages follow)

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As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carolyn Johnson
	Name:	Carolyn Johnson
	Title:	Authorized Officer

QUICKEN LOANS INC.

By:	/s/ Jay Farner
	Name:	Jay Farner
	Title:	Chief Executive Officer

Attached:

Exhibit J, Schedule II, Schedule IV, Schedule V and Schedule HR

Counterpart signature page to Sixth Amendment to Master Repurchase Agreement among
Quicken Loans Inc., as Seller, JPMorgan Chase Bank, N.A., as a Buyer and as Administrative
Agent for the Buyers and the other Buyers party thereto

EXHIBIT J

CERTAIN PERMITTED DEBT
(As of April 27, 2017)

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Exhibit J, Page 1

SCHEDULE II
SELLER’S AUTHORIZED SIGNERS

Name	Title
William Emerson	Vice Chairman

Jay Farner	CEO

Robert Walters	President and COO

William Banfield	EVP, Capital Markets

Julie Booth	CFO & Treasurer

Angelo V. Vitale	Secretary, Executive Vice President and General Counsel

Rob Wilson	Vice President, Treasury

Jennifer (Becky) Vosler	Director of Treasury Operations

Julie Erhardt	Team Leader, Treasury Operations

Renee Jones	Senior Treasury Operations Analyst

Sarah Holtz	Senior Treasury Operations Analyst

Danny Mahoney	Treasury Operations Analyst

Duane Kniffen	Vice President, Capital Markets

Jessica Goers	Director, Transaction Management

Matt Boylan	Transaction Manager

Jonathan Leija	Transaction Manager

Mike Hoover	Transaction Manager

Stephanie Milici	Transaction Manager

Michael Codd	Team Leader, Capital Markets

Brandon Janness	Team Captain, Capital Markets

Heather McPherson	Team Leader, Capital Markets

Jamie Licavoli	Dir. Post Closing

Daniel Domagala	Team Captain, Capital Markets

Meredith Michalec	Collateral Coordinator

SCHEDULE IV

SELLER’S EXISTING GUARANTIES
(As of April 27, 2017)

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SCHEDULE V
LITIGATION

I.             Ordinary Course of Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans Inc. (and its Subsidiaries) may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. and on account of consumer bankruptcies. In many of these actions, Quicken Loans (and its Subsidiaries) may not be the real party of interest (because Quicken Loans is not the servicer of the loan or the holder of the note) but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. Such matters are turned over to the servicer of the loan for those loans Quicken Loans or its Subsidiary do not service. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans or its Subsidiary are insured by title insurance and the case is turned over to the title insurer who tenders our defense.

As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position in a material way. However, regardless of the outcome of this or other matters referred to herein, litigation can have a significant effect on Quicken Loans and its Subsidiaries for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II.            Non-Ordinary Course of Business Litigation

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
United States of America vs. Quicken Loans Inc.	US District Court, Eastern District, Michigan	16-cv-14050	False Claims Act	The U.S. claims that QL violated the False Claims Act by falsely certifying that FHA loans made by Quicken Loans met FHA underwriting requirements.	4/23/2015

Alex Jacobs vs. Quicken Loans Inc.	US District Court, Southern District, Florida	15-cv-81386	TCPA

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming QL used prerecorded voice messaging and automatic dialers for marketing purposes on cell phones without consent.

10/8/2015

Residential Funding Company vs. Quicken Loans Inc., et al.	District Court, Hennepin County, Minnesota	14-cv-3111	Breach of Contract	Plaintiff asserts claims for repurchase or indemnification based on origination and underwriting errors.	12/16/2013

Schedule V, Page 1

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Deutsche Bank National Trust Company, solely as Trustee of the Harborview Mortgage Loan Trust (2007-7) vs. Quicken Loans Inc.	Supreme Court, New York County, New York	13-653048	Breach of Contract

Plaintiff-trustee, on behalf of Freddie Mac, claims that Quicken Loans breached a contract to sell loans consistent with certain representations and warranties and failed to repurchase loans when required.

* Notice of Appeal filed by Plaintiff, Deutsche Bank National Trust Company.

8/30/2013

Phillip Alig, et al. vs. Quicken Loans Inc., et al.	US District Court, Northern District, West Virginia	11-c-428	Lender Liability

Putative class action complaint alleging violation of West Virginia consumer protection statutes for (1) providing the client’s estimated value to appraisers; (2) charging illegal or unauthorized loan discount fee; and (3) not providing copies of signed documents at closing. In June 2016, an order was entered granting class certification and summary judgment against QL on two claims. QL is pursuing all appeal options.

6/25/2012

Eileen Nece vs. Quicken Loans	United States District Court Middle District of Florida	8:16-cv-02605-SDM-TBM	Lender Liability

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming: (a) QL called her, without express consent, on her landline using a prerecorded message; (b) QL called her, without express consent, even though her number was on the national DNC list; (c) QL called her without having procedures in place for maintaining an internal DNC list; and (d) QL failed to timely opt her out.

9/8/2016

Schedule V, Page 2

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Quicken Loans Inc. vs. Re/Max	US District Court, Colorado	1:16-cv-02696-RM-NYM	Breach of Contract

Quicken Loans sued Re/Max for, among other things, fraudulent inducement, unjust enrichment, promissory estoppel and breach of contract. These claims all stem from a failed partnership whereby Re/Max was to provide marketing services to Quicken Loans.

9/8/2016

Re/Max, LLC vs. Quicken Loans Inc.	US District Court, Colorado	16-CV-02357-CMA	Breach of Contract

Breach of contract claim alleging that RE/MAX fulfilled their duties under the terms of the contract and that Quicken Loans failed to perform its obligations, namely, to make payment for services provided.

9/20/2016

Tamika McLemore vs. Quicken Loans Inc.	US District Court, Michigan	16-cv-14397	TCPA

Plaintiff alleges violation of the Telephone Consumer Protection Act by claiming: (a) QL used prerecorded messages when calling her, (b) QL called her using an autodialer, and (c) QL called her despite the fact that her number was on the National DNC list. McLemore claims that she never provided express written consent for QL to contact her using any of the methods described above.

12/23/2016

III.                              Regulatory and Administrative Matters

As a non-depository mortgage banker, Quicken Loans (and its Subsidiaries) are regulated by and subject to various state agencies that oversee and regulate (a) mortgage lending and the activities of bank and/or non-bank financial institutions and/or (b) insurance agency / escrow agent activities and practices. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken. These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans (and its Subsidiaries) participate in and respond to

Schedule V, Page 3

numerous regular periodic state examinations, while at the same time responding to examination findings from other states. In some instances, Quicken Loans (and its Subsidiaries) may dispute the state agency’s findings and/or attempt to reconcile our differences. In other instances Quicken Loans (and its Subsidiaries) may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage banker, we are in the ordinary course of business, subject to such inquiries and investigations. Quicken Loans and its Subsidiaries have thirty team members on its legal/compliance team consisting of in-house lawyers, paralegals and compliance personnel who manage this part of the business. Although Quicken Loans (and its Subsidiaries) may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations in a material way.

Dated: April 27, 2017

Schedule V, Page 4

SCHEDULE HR
Sample form of Hedging Report

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